UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023

($ in thousands)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$18,843	$52,407	$(150,000)	2a.	$151,792	3a.	$73,042
Accounts receivable, net	191,758	186,747	(5,782)	2f.	—		372,723
Other current assets	27,129	31,740	—		—		58,869
Total current assets	237,730	270,894	(155,782)		151,792		504,634

Property and equipment, net of accumulated depreciation and amortization	258,248	76,745	—		—		334,993
Operating lease right-of-use assets	134,726	198,627	(35,452)	2b.	—		297,901
Goodwill	356,763	530,479	770,937	2c.	—		1,658,179
Other acquired intangibles, net of accumulated amortization	146,710	757,714	607,848	2c.	—		1,512,272
Other assets	56,404	12,092	—		—		68,496
Total assets	$1,190,581	$1,846,551	$1,187,551		$151,792		$4,376,475

Liabilities
Current liabilities:
Accounts payable	$45,702	$33,205	$(5,782)	2f.	$—		$73,125
Accrued expenses	56,552	66,754	94,663	2e.	(69,450)	3a.	148,519
Other current liabilities	21,619	8,618	—		—		30,237
Current portion of debt and finance lease obligations	15,053	16,718	(363)	2b.	(15,290)	3b.	16,118
Current portion of operating lease liabilities	51,515	46,084	(10,827)	2b.	—		86,772
Current portion of contingent consideration	—	53,588	—		—		53,588
Total current liabilities	190,441	224,967	77,691		(84,740)		408,359

Finance lease obligations, less current portion	23,387	8,466	(736)	2b.	—		31,117
Long-term debt, less current portion and debt issuance costs	118,857	1,415,855	24,176	3b.	236,862	3b.	1,795,750
Operating lease liabilities, less current portion	87,938	177,917	(49,999)	2b.	—		215,856
Contingent consideration liability, less current portion	—	1,284	12,670	2a.	—		13,954

Other long-term liabilities	50,966	2,906	—		—		53,872
Deferred income taxes	53,292	25,395	125,489	2b.	—		204,176

Shareholders’ equity:
Preferred stock, $0.01	—	—	—		—		—
Series B Preferred units, $10.00 par value	—	—	44	2b.	—		44
Series C Preferred units, $10.00 par value	—	—	16	2b.	—		16
Common stock, $0.01 par value	257	—	7	2b.	—		264
Additional paid-in capital	280,640	—	520,675	2b.	—		801,315
Members' equity	—	153,365	(153,365)	2b.	—		—
Accumulated other comprehensive loss	—	(5,792)	5,792	2b.	—		—
Retained earnings	384,803	(157,812)	63,149	2b.	(330)	3b.	289,810
Total shareholders’ equity attributable to Forward Air Corporation	665,700	(10,239)	436,318		(330)		1,091,449
Noncontrolling interest	—	—	561,942	2d.			561,942
Total shareholders’ equity	665,700	(10,239)	998,260		(330)		1,653,391
Total liabilities and shareholders’ equity	$1,190,581	$1,846,551	$1,187,551		$151,792		$4,376,475

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenues:	$1,242,695	$999,090	$(28,034)	2f.	$—		$2,213,751

Operating expenses:
Purchased transportation	557,626	596,516	(28,034)	2f.	—		1,126,108
Salaries, wages and employee benefits	254,365	207,784	—		—		462,149
Operating leases	76,094	74,823	—		—		150,917
Depreciation and amortization	43,654	45,330	59,197	2c.	—		148,181
Insurance and claims	40,768	—	—		—		40,768
Fuel expense	16,975	—	—		—		16,975
Change in fair value of contingent consideration	—	12,320	—		—		12,320
Other operating expenses	157,000	111,316	—		—		268,316
Total operating expenses	1,146,482	1,048,089	31,163		—		2,225,734
Income (loss) from operations:	96,213	(48,999)	(59,197)		—		(11,983)

Other expense:
Interest expense, net	(7,595)	(122,076)	—		(23,992)	3c.	(153,663)
Other income	—	596	—		—		596
Foreign exchange gain (loss)	—	(270)	—		—		(270)
Total other expense	(7,595)	(121,750)	—		(23,992)		(153,337)
Income (loss) before income taxes	88,618	(170,749)	(59,197)		(23,992)		(165,320)
Income tax expense (benefit)	23,011	426	(51,789)	2g.	(4,813)	2g.	(33,165)
Net income (loss)	65,607	(171,175)	(7,408)		(19,179)		(132,155)
Less: Net income (loss) attributable to noncontrolling interest	—	—	(42,723)	2d.	—		(42,723)
Net income (loss) attributable to Forward common shareholders	$65,607	$(171,175)	$35,315		$(19,179)		$(89,432)

Net income per share
Basic	$2.51	$(3.35)
Diluted	$2.50	$(3.35)

Weighted-average number of common shares outstanding
Basic	25,995	26,765
Diluted	26,096	26,765

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenues:	$1,492,203	$1,406,784	$(28,176)	2f.	$—		$2,870,811

Operating expenses:
Purchased transportation	693,648	954,296	(28,176)	2f.	—		1,619,768
Salaries, wages and employee benefits	263,194	190,667	—		—		453,861
Operating leases	71,097	53,274	—		—		124,371
Depreciation and amortization	34,994	37,267	63,477	2c.	—		135,738
Insurance and claims	37,257	—	—		—		37,257
Fuel expense	20,951	—	—		—		20,951
Change in fair value of contingent consideration	—	11,924	—		—		11,924
Other operating expenses	166,501	91,134	94,663	2e.	—		352,298
Total operating expenses	1,287,642	1,338,562	129,964		—		2,756,168
Income (loss) from operations:	204,561	68,222	(158,140)		—		114,643

Other expense:
Interest expense, net	(3,521)	(66,130)	—		(83,888)	3c.	(153,539)
Other income	—	3,045	—		—		3,045
Foreign exchange gain (loss)	—	5,871	—		—		5,871
Total other expense	(3,521)	(57,214)	—		(83,888)		(144,623)
Income (loss) before income taxes	201,040	11,008	(158,140)		(83,888)		(29,980)
Income tax expense (benefit)	50,791	2,500	(43,760)	2g.	(14,831)	2g.	(5,300)
Net income (loss)	150,249	8,508	(114,380)		(69,057)		(24,680)
Less: Net income (loss) attributable to noncontrolling interest	—	—	(7,978)	2d.	—		(7,978)
Net income (loss) attributable to Forward common shareholders	$150,249	$8,508	$(106,402)		$(69,057)		$(16,702)

Net income per share:
Basic	$5.56	$(0.61)
Diluted	$5.53	$(0.61)

Weighted-average number of common shares outstanding:
Basic	26,864	27,634
Diluted	26,999	27,634

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on and derived from the separate historical financial statements of Forward and Omni, after giving effect to the Merger and the other Transactions, including the assumed Pre-Closing Up-C Reorganization, and the assumptions and preliminary pro forma adjustments described below in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the Transactions as if they had occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations have been prepared to give effect to the Transactions as if they had occurred on January 1, 2022. All amounts presented within this section are presented in thousands, except per share amounts, unless otherwise noted. As a result of displaying amounts in thousands, rounding differences may exist in the tables in this section.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting based on the guidance in Accounting Standards Codification Topic 805, Business Combinations, under U.S. generally accepted accounting principals (“GAAP”), with Forward as the acquirer of Omni. Accordingly, consideration given by Forward to complete the Merger was allocated to the assets and liabilities of Omni based upon their estimated fair values as of the date of completion of the Merger. Any excess of consideration over the fair value of assets acquired and liabilities assumed was allocated to goodwill. As of the date of the pro forma condensed combined financial statements, Forward has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of all purchase consideration or the Omni assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it completed all analyses of the accounting conclusions under GAAP related to certain consideration or identified all adjustments necessary to conform Omni’s accounting policies to Forward’s accounting policies. A final determination of the fair value of Omni’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Omni that exist as of the date of completion of the Merger and, therefore, cannot be made prior to the completion of the Merger. Accordingly, the unaudited pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments from purchase price or conforming accounting adjustments may be material. The preliminary unaudited pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. Forward estimated the fair value of Omni’s assets and liabilities based on discussions with Omni’s management, preliminary valuation studies, due diligence and information presented in Omni’s financial statements.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of Forward. Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations to synergies and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred to achieve those synergies or to integrate the operations of the two companies.

1.The Transactions

On August 10, 2023, Forward Air Corporation (“Forward”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clue Opco LLC, a Delaware limited liability company and wholly owned subsidiary of Forward (“Opco”), Clue Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Opco (“Opco Merger Sub”), Omni Newco, LLC (“Omni”) and the other parties thereto. The Merger Agreement provides that Opco Merger Sub will merge with and into Omni with Omni surviving the merger as a wholly owned subsidiary of Opco (the “Merger”). The Merger consideration payable by Forward will consist of a combination of (a) $150,000 in cash (the “Cash Consideration”) and (b) (i) common equity consisting 770 shares of Forward’s outstanding common stock, par value $0.01 per share, 4,365 Opco Class B Units and 4,365 Forward Series B Preferred Units representing 5,135 shares of Forward Common Stock on an as-converted and as-exchanged basis (the “Common Equity Consideration”) and (ii) non-voting, convertible perpetual preferred equity consideration consisting of 1,592 Forward Series C Preferred Units and 9,023 Opco Series C-2 Preferred Units and representing, subject to approval by Forward’s common shareholders in a shareholder vote to be held following the consummation of the Merger, an additional 10,615 shares of Forward Common Stock on an as-converted and as-exchanged basis (the “Convertible Preferred Equity Consideration”).

On or prior to the consummation of the Merger, Forward will (a) enter into a new senior secured credit agreement providing for (i) a seven-year senior secured term loan B facility in an aggregate principal amount of up to $1,125,000 (the “New Term Facility”) and (ii) a five-year senior secured revolving credit facility in an aggregate principal amount of $400,000 (the “New Revolving Credit Facility”; and, together with the New Term Facility, the “New Senior Secured Credit Facilities”) and (b) terminate and refinance in full (i) Forward’s existing senior unsecured credit facility, consisting of a $150,000 term loan facility and $300,000 revolving credit facility (the “Existing Forward Credit Facilities”) and (ii) Omni’s senior secured first lien credit facility consisting of a $1,200,000 term loan facility and a $80,000 revolving credit facility (the “Existing Omni First Lien Credit Facilities”) and $245,000 second lien secured subordinated term loan facility (the “Existing Omni Second Lien Credit Facilities”; together with the Existing Omni First Lien Credit Facilities, the “Existing Omni Credit Facilities” and, the Existing Omni Credit Facilities, together with the Existing Forward Credit Facilities, the “Existing Credit Facilities”) using a portion of the net proceeds of the issuance of $725,000 aggregate principal amount of 9.500% Senior Secured Notes due 2031 by GN Bondco, LLC (the “Senior Secured Notes”) and the initial borrowings under the New Term Facility, together with cash on hand. The transactions in the immediately preceding sentence are referred to herein as the “Refinancings.”

For the purposes of these pro forma financial statements, Forward has assumed the use of the proceeds from the issuance of the $725,000 aggregate principal amount of the Senior Secured Notes (issued at 98.0%), borrowings under the New Term Facility in the aggregate principal amount of $1,125,000 (assuming the loans under the New Term Facility are issued at an issue price of 96.0%), and borrowings under the New Revolving Credit Facility in the aggregate principal amount of $59,500, together with cash on hand, will be used to pay the Cash Consideration, to effect the Refinancings and to pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions. For the purposes of these pro forma financial statements, Forward has assumed a blended annual effective interest rate on this combined $1,909,500 of New Senior Secured Credit Facilities debt of 9.80% (based on the actual interest rate on the Senior Secured Notes and the estimated initial interest rates applicable to borrowings under the New Senior Secured Credit Facilities) and undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum.

The transactions described in this Note 1 are referred to as the “Transactions.”

2.Acquisition Accounting Adjustments

a.Estimated Purchase Price

Estimated Merger purchase price consideration of approximately $2,645,080, net of cash acquired of $52,407, consists of $150,000 of cash, the estimated fair value of contingent consideration in respect of the Tax Receivable Agreement (defined below), the estimated fair value of the Common Equity Consideration and the Convertible Preferred Equity Consideration and the extinguishment of the Existing Omni Credit Facilities. The fair value of the Common Equity Consideration and the Convertible Preferred Equity Consideration portions of the purchase price will be measured at the Acquisition Closing at the then current market price per share of Forward’s Common Stock. The value of the estimated purchase price consideration will change based on fluctuations in the share price of Forward’s Common Stock.

In connection with the Acquisition Closing, a Tax Receivable Agreement (the “Tax Receivable Agreement”) will be entered into by Forward, Opco, existing direct and certain indirect equity holders of Omni (“Omni Holders”) and certain other parties, which sets forth the agreement among holders regarding the sharing of certain tax benefits realized by Forward as a result of the Transactions. Under the Tax Receivable Agreement, Forward will be generally obligated to pay certain Omni Holders 83.5% of (a) the total tax benefit that Forward realizes as a result of increases in tax basis in Opco’s assets resulting from certain actual or deemed distributions and the future exchange of units of Opco for shares of securities of Forward (or cash) pursuant to the amended and restated limited liability company agreement of Opco to be entered into at the Acquisition Closing (the “Opco LLCA”), (b) certain pre-existing tax attributes of certain Omni Holders that are corporate entities for tax purposes, (c) the tax benefits that Forward realizes from certain tax allocations that correspond to items of income or gain required to be recognized by certain Omni Holders, and (d) other tax benefits attributable to payments under the Tax Receivable Agreement. The estimated purchase price assumes that $24,377 of Opco Class B Units and corresponding Forward Series B Preferred Units will be exchanged by Omni Holders for Forward Common Stock. Therefore, an initial tax receivable contingent liability was established. After the Acquisition Closing, the effect of each exchange of Opco Class B Units and corresponding Forward Series B Preferred Units may result in an adjustment to the deferred tax balances and the tax receivable liability. Forward is not able to anticipate the expected timing of, or quantify the dollar amount of, the payments under the Tax Receivable Agreement. The timing and amount of the payments will depend on a variety of factors, including, but not limited to (1) the amount and timing of future exchanges, and the extent to which these exchanges are taxable, (2) the price per share of Forward Common Stock at the time of an exchange, (3) the amount and timing of future income against which to offset the potential tax benefits resulting from the subsequent exchange and (4) the tax laws in effect.

The following table summarizes the components of the estimated purchase price to be paid and issued to the Omni Holders:

Cash Consideration	$150,000
Contingent consideration(1)	12,670

Forward Common Stock issued	770
Forward Series B Preferred Units issued and Opco Class B Units issued	4,365
Forward Series C Preferred Units issued	1,592
Opco Series C-2 Preferred Units Issued	9,023

Total shares of Forward Common Stock issued on an as-converted and as-exchanged basis	15,750
Forward's share price(2)	$68.74
Equity portion of purchase price	$1,082,684
Extinguishment of Existing Omni's Credit Facilities	1,452,133

Less: cash acquired	(52,407)

Total estimated purchase price consideration, net of cash acquired	$2,645,080

(1) Represents the estimated fair value of the tax receivable liability. Estimated fair value was calculated using the estimated undiscounted cash flow payments payable by Forward under the Tax Receivable Agreement and a discount rate of 9.25%.

(2) Represents the share price of Forward Common Stock as of September 30, 2023. The equity portion of the purchase price consideration will depend on the market price of Forward Common Stock on the date of the Acquisition Closing.

b.Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable assets acquired and liabilities assumed related to Omni, with the excess recorded as goodwill. The following table summarizes the preliminary allocation of the estimated purchase price:

Accounts receivable	$186,747
Other current and noncurrent assets	43,832
Property and equipment	76,745
Operating lease right-of-use assets(1)	163,175
Identifiable intangible assets	1,365,562
Goodwill	1,301,416
Total assets acquired	3,137,477
Accounts payable and accrued expenses	99,959
Finance lease obligations(1)	11,524
Operating lease liabilities(1)	11,983
Contingent consideration(2)	163,175
Deferred income taxes(1)	54,872
Total liabilities assumed	150,884
Net assets acquired	492,397
$2,645,080

(1) Reflects an adjustment to the book value based on preliminary estimates of fair value.
(2) Reflects the contingent consideration in the amount of $54,872 estimated at fair value in Omni’s historical financial statements.

The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when Forward has completed the detailed valuations and necessary calculations. The final amounts allocated to Omni assets and liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary impact on shareholder’s equity of the combined entity. The following table summarizes the pro forma adjustments to shareholders equity:

	As of September 30, 2023
	Eliminate Historical Omni Equity (1)	Record the Combination Consideration	Other Equity Adjustments (2)	Total Pro Forma Adjustment
Preferred stock	$—	$—	$—	$—
Series B Preferred units	—	44	—	44
Series C Preferred units	—	16	—	16
Common stock	—	7	—	7
Additional paid-in capital	—	520,675	—	520,675
Members'equity	(153,365)	—	—	(153,365)
Accumulated other comprehensive loss	5,792	—	—	5,792
(Accumulated deficit) retained earnings	157,812	—	(94,663)	63,149
Subtotal-shareholders' (deficit) equity	$10,239	$520,742	$(94,663)	$436,318

(1) Represents the elimination of historical Omni shareholders’ (deficit) equity.
(2) Includes the estimated transaction costs that are not expected to recur beyond twelve months after the Acquisition Closing.

c.Intangible Assets and Amortization Expense

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the estimated fair value of acquired identifiable intangible assets and to adjust amortization expense accordingly. The following table summarizes the pro forma adjustments for intangible assets and amortization expense:

		Estimated Amortization Expense
	Preliminary Estimated Fair Value	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022
Acquired identifiable intangible assets(1)	$1,365,562	$94,199	$94,199
Goodwill	1,301,416
Less: Omni's historical identifiable intangible assets	(757,714)	(35,002)	(30,722)
Less: Omni's historical goodwill	(530,479)
Pro forma adjustment	$1,378,785	$59,197	$63,477

(1) Adjustment to amortization expense was determined using the straight-line method over an estimated useful life of ranging from five to twelve years.

The preliminary estimates of fair value and estimated useful lives will likely differ from the final amount Forward will calculate after completing a detailed valuation analysis. As a result, the financial estimates of fair value and estimated useful lives after completing such analysis may be materially different from the preliminary estimates presented herein.

d.Noncontrolling Interest Adjustment

The noncontrolling interest adjustment to the unaudited pro forma condensed combined financial statements represents Omni Holders’ interest of 32.3% in Opco. Opco will be structured as an umbrella partnership C corporation through which Omni Holders will hold a portion of the purchase price equity consideration in the form of units that are ultimately exchangeable for Forward Common Stock. Opco issued 4,365 Opco Class B Units and 9,023 Opco Series C-2 Preferred Units to Omni Holders in connection with the Transactions.

e.Transaction Cost Adjustment

The transaction cost adjustment to the unaudited pro forma condensed combined financial statements represents Omni’s and Forward’s estimated acquisition-related costs of $94,663 that are not expected to recur beyond twelve months after the Acquisition Closing. As of September 30, 2023, Forward’s and Omni’s historical condensed balance sheets reflected a combined accrued expense in the amount of $12,791 for transaction costs.

f.Intercompany Pro Forma Adjustments

The intercompany pro forma adjustments to the unaudited pro forma condensed combined financial statements represent the transactions between Forward and Omni that would be eliminated in combination.

g.Income Tax Adjustments

The income tax adjustments to the unaudited pro forma condensed combined financial statements represent the income tax expense of Forward after the consideration of its interest in Opco. The rate of 20.1% for the nine months ended September 30, 2023, and 17.7% for the nine months ended September 30, 2022 represents the pro forma combined income tax expense for the pro forma combined entity and differs from the statutory rate primarily as a result of no taxes recorded on the portion of the domestic pre-tax income that is allocated to Opco.

h.Reclassifications

Certain reclassifications have been made to amounts in the Omni historical financial information to conform to the Forward financial statement presentation. The table below summarizes the reclassifications:

Reclassifications in the unaudited pro forma condensed combined balance sheet

	As of September 30, 2023
	Before Reclassification	Reclassification		After Reclassification
Prepaid expenses and other assets	$28,523	$(28,523)	(i)	$—
Other current assets	—	31,740	(i)	31,740
Accrued expenses and other	72,155	(72,155)	(ii)	—
Accrued expenses	—	66,754	(ii)	66,754
Other current liabilities	—	8,618	(ii)	8,618
Long-term debt, less current portion	1,424,321	(1,424,321)	(iii)	—
Finance lease obligations, less current portion	—	8,466	(iii)	8,466
Long-term debt, less current portion and debt issuance costs	—	1,415,855	(iii)	1,415,855

Reclassifications in the unaudited pro forma condensed combined statement of operations

	For the Nine Months Ended September 30, 2023
	Before Reclassification	Reclassification		After Reclassification
Operating revenues	$998,858	$232	(iv)	$999,090
Selling, general and administrative	390,120	(390,120)	(iv)	—
Salaries, wages and employee benefits	—	207,784	(iv)	207,784
Operating leases	—	74,823	(iv), (v)	74,823
Depreciation and amortization	48,901	(3,571)	(v)	45,330
Other operating expenses	—	111,316	(iv)	111,316

Reclassifications in the unaudited pro forma condensed combined statement of operations

	For the Nine Months Ended September 30, 2022
	Before Reclassification	Reclassification		After Reclassification
Selling, general and administrative	$332,942	$(332,942)	(vi)	$—
Salaries, wages and employee benefits	—	190,667	(vi)	190,667
Operating leases	—	53,274	(vi), (vii)	53,274
Depreciation and amortization	39,400	(2,133)	(vii)	37,267
Other operating expenses	—	91,134	(vi)	91,134

(i) Represents the reclassification of Prepaid expenses and other assets as reflected in Omni’s historical balance sheet as of September 30, 2023 to Other current assets to conform to Forward’s historical balance sheet presentation.

(ii) Represents the reclassification of Accrued expenses and other as reflected in Omni's historical balance sheet as of September 30, 2023 to Accrued expenses and Other current liabilities to conform to Forward's historical balance sheet presentation.

(iii) Represents the reclassification of Prepaid expenses and other assets as reflected in Omni’s historical balance sheet as of September 30, 2023 to Other current assets to conform to Forward’s historical balance sheet presentation.

(iv) Represents the reclassification of Selling, general and administrative as reflected in Omni's historical statement of operations for the nine months ended September 30, 2023 to Operating revenues, Salaries, wages and employee benefits, Operating leases and Other operating expenses to conform to Forward's historical statement of operations presentation.

(v) Represents the reclassification of Amortization expense relating to the right of use assets from Depreciation and amortization as reflected in Omni's historical statement of operations for the nine months ended September 30, 2023 to Operating leases to conform to Forward's historical statement of operations presentation.
(vi) Represents the reclassification of Selling, general and administrative as reflected in Omni's historical statement of operations for the nine months ended September 30, 2022 to Salaries, wages and employee benefits, Operating leases and Other operating expenses to conform to Forward's historical statement of operations presentation.

(vii) Represents the reclassification of Amortization expense relating to the right of use assets from Depreciation and amortization as reflected in Omni's historical statement of operations for the nine months ended September 30, 2022 to Operating leases to conform to Forward's historical statement of operations presentation.

3.Financing Adjustments

The unaudited pro forma condensed combined financial statements reflect the following adjustments related to the financing, the proceeds of which will be used in part to fund the Transactions:

a.Adjustments to Cash

As of September 30, 2023
Repayment of Existing Omni Credit Facilities	$(1,452,133)
Repayment of Existing Forward Credit Facilities	(122,375)
Gross proceeds of Senior Secured Notes(1)	710,500
Gross proceeds of borrowings under the New Term Facility(1)	1,080,000
Gross proceeds of borrowings under the New Revolving Credit Facility	59,500
Cash paid for fees related to the Senior Secured Notes, New Term Facility and New Revolving Credit Facility	(54,250)
Cash paid for transaction costs	(69,450)
Total adjustment to cash	$151,792

(1) Assumes the Senior Secured Notes are issued with an original issue discount of 98.0%. To the extent the borrowings under the New Term Facility are issued with original issue discount, the amount of drawings on the New Revolving Credit Facility and/or the amount of cash on hand utilized to consummate the Transactions will increase by a corresponding amount.

b.Adjustments to Long-Term Debt

As of September 30, 2023
Current portion of debt:
Extinguishment of Existing Omni Credit Facilities	$(12,102)
Extinguishment of Existing Forward Credit Facilities	(3,188)
Total adjustments to current portion of debt	$(15,290)
Long-Term Debt, net of current portion:
Extinguishment of Existing Omni Credit Facilities	(1,440,031)
Extinguishment of Existing Forward Credit Facilities	(119,187)
Record noncurrent portion of the Senior Secured Notes(1)	725,000
Record noncurrent portion of the New Term Facility(1)	1,125,000
Record noncurrent portion of the New Revolving Credit Facility(1)	59,500
Less: debt issuance costs and debt discount(2)	(113,420)
Pro forma adjustment to interest expense	$236,862

(1) Debt obligations are classified as noncurrent debt based on the average term of seven years.
(2) Amount reflects the extinguishment of the debt issuance costs of the Existing Forward Credit Facilities of $330 offset by the aggregate debt issuance costs incurred with the Senior Secured Notes, the New Term Facility and the New Revolving Credit Facility of $54,250 and issuance of discounts on the Senior Secured Notes and the borrowings under the New Term Facility of $14,500 and $45,000, respectively.

c.Adjustments to Interest Expense

	Nine Months Ended
	September 30, 2023	September 30, 2022
Interest expense for the Senior Secured Notes, New Term Facility and New Revolving Credit Facility(1)	$140,882	$140,882
Amortization of debt issuance costs(2)	5,931	5,931
Amortization of debt discount	6,181	6,181
Total interest expense	152,994	152,994
Less: Omni’s historical interest expense and amortization of debt issuance costs	(121,974)	(65,888)
Less: Forward’s historical interest expense and amortization of debt issuance costs	(7,028)	(3,218)
Pro forma adjustment to interest expense	$23,992	$83,888

(1) Adjustment is based on a blended annual interest rate of 9.8% (based on the actual interest rate on the Senior Secured Notes and the estimated initial interest rate applicable to borrowings under the New Senior Secured Credit Facilities) and undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum. Approximately $340,500 of the New Revolving Credit Facility is assumed to be undrawn.

(2) Debt issuance costs are amortized on a straight-line basis over a weighted-average period of seven years.